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                                                                    EXHIBIT 99.1


                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of this 22nd day of June 1999 (the "Effective Date"), by and among Grumman Hill Investments III, L.P., a Delaware limited partnership ("GHI"), AppliedTheory Corporation, a Delaware corporation ("ATC" and together with GHI, the "Purchasers," and each a "Purchaser"), Planning Technologies, Inc., a Georgia corporation ("PTI" or the "Company") and the shareholders of the Company listed on Exhibit A hereto (the "Shareholders").

                                 R E C I T A L S

         1. Purchasers desire to purchase, and the Shareholders and the Company desire to sell, for the purchase price and upon the terms and subject to the conditions of this Agreement, certain shares of Series A Convertible Preferred Stock, no par value per share ("Convertible Preferred Stock") as listed on Exhibit A. The Convertible Preferred Stock listed on Exhibit A, together with the Additional Preferred Shares defined in Section 1.3, are referred to as the Preferred Shares.

         2. In connection with this Agreement, the parties are entering into a Registration Rights Agreement, amendments to the Articles of Incorporation and Bylaws of PTI and a Shareholders Agreement (collectively, the "Transaction Documents").

         3. Prior to the Closing, the Shareholders will exchange 1,190,476 shares of Common Stock, no par value per share (the "Common Stock") for 1,190,476 shares of Convertible Preferred Stock (the "Pre-Closing Stock Exchange").

                                A G R E E M E N T

         In consideration of the foregoing recitals and the respective representations, warranties, covenants, agreements and conditions contained herein, the sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

                                    ARTICLE 1
                                   AGREEMENTS

         1.1. Purchase and Sale of Stock. At the Closing, (as defined below), on the terms and subject to the conditions of this Agreement, the Shareholders and the Company shall sell, assign, transfer and deliver, and the Purchasers shall at such time purchase and acquire the Preferred Shares (excluding the Additional Preferred Shares) from the Shareholders and the Company in the amounts set forth on Exhibit A free and clear of all liens or other encumbrances.

         1.2. Purchase Price. The aggregate purchase price for the sale, assignment, transfer and delivery of the Preferred Shares to Purchasers (the "Purchase Price") is $10,000,000 and at the
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Closing, the Purchase Price per share shall be $1.68. The Purchase Price shall be payable by Purchasers to the Shareholders and the Company in cash by wire transfer to each of their respective accounts in the amounts set forth opposite each of their respective names on Exhibit A hereto, which amounts, in the aggregate, shall be equal to the aggregate Purchase Price.

         1.3. Adjustment to Preferred Shares. At the Closing, the Preferred Shares shall represent 20% of the outstanding shares of Common Stock of the Company on a "Fully Diluted" basis. "Fully Diluted" means the number of shares of Common Stock of the Company including (i) all issued and outstanding common shares at the Closing, (ii) all outstanding Common Stock Equivalents (whether or not vested), and (iii) 1,702,400 shares of Common Stock which are reserved for the Company's Stock Incentive Plan (the "Stock Plan") and the Option Agreement between the Company and Peter Korman (together with the Stock Plan, the "Option Plans"). "Common Stock Equivalents" shall include all stock options which have been granted and other securities entitling the holder to receive common stock or its financial equivalent. The per-share purchase price of the Preferred Shares and consequently the number of Purchased Shares shall be adjusted as follows:

                  (a) In the event the Company's Service Revenues are less than $15,000,000 and greater than $11,000,000 for the year ending December 31, 1999, the per share purchase price of the Preferred Shares shall be $1.28 and therefore, the Company shall deliver 1,488,095 additional shares of Convertible Preferred Stock and the Shareholders shall deliver 372,024 additional shares of Convertible Preferred Stock, as set forth on Exhibit A. These additional shares are referred to as the "Additional Preferred Shares." The Additional Preferred Shares, together with the Preferred Shares delivered at the Closing shall represent 25% of the outstanding shares of Common Stock of the Company on a Fully Diluted basis.

                  (b) In the event the Company's Service Revenues are less than $11,000,000 for the year ending December 31, 1999, the per share purchase price of the Preferred Shares shall be $1.00 and therefore, the Company shall deliver 3,238,095 additional shares of Convertible Preferred Stock and the Shareholders shall deliver 809,524 additional shares of Convertible Preferred Stock as set forth on Exhibit A, which together with the Preferred Shares delivered at the Closing shall represent 30% of the outstanding shares of Common Stock of the Company on a Fully Diluted basis.

                  (c) The term "Service Revenues" shall be as defined on Exhibit B attached hereto and incorporated herein by reference. As soon as reasonably practicable following December 31, 1999, but in no event later than April 30, 2000, the Company's certified public accountants shall prepare and deliver audited financial statements and the notes thereto for the year ended December 31, 1999 (the "Year 1999 Financial Statements") to the Purchasers. The date the Year 1999 Financial Statements are delivered shall be the "Delivery Date". Service Revenues shall be determined from the Year 1999 Financial Statements.

         1.4. Escrow of Additional Shares. The Company and the Shareholders shall deposit into an escrow account 3,238,095 additional shares of Convertible Preferred Stock and 809,524 shares of Common Stock, respectively (collectively, the "Escrow Shares"). The Escrow Shares contributed by the Shareholders will be converted into Convertible Preferred Stock on a one-for-
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one basis by the Company in the event Convertible Preferred Stock is required to be delivered pursuant to Section 1.3 hereof. At the Closing, the certificates representing the Escrow Shares shall be deposited in escrow with a mutually agreed upon escrow agent (the "Escrow Agent") to be held in accordance with the provisions of this Article 1. Each deposited certificate shall be accompanied by a duly executed assignment separate from such certificate. The deposited certificates shall remain in escrow until such time or times as the certificates are to be released or otherwise surrendered for cancellation in accordance with this Article 1. Upon delivery of the certificates to the Escrow Agent, the holder shall be issued a deposit receipt acknowledging the number of Shares delivered in escrow to the Company. Any cash dividends on the Shares (or other securities at the time held in escrow) shall be paid directly to the holder and shall not be held in escrow. However, in the event of any stock dividend, stock split, recapitalization or other change affecting the Company's outstanding Common Stock as a class or Convertible Preferred Stock as a class effected without consideration, or any new, substituted or additional securities distributed with respect to the Escrow Shares, such securities shall be immediately delivered to the Escrow Agent to be held in escrow under this
Section 1.4, but only to the extent the Escrow Shares are at the time subject to the escrow requirements of this Section 1.4. The Additional Preferred Shares required under Section 1.3 (if any) shall be delivered to the Purchasers by the Escrow Agent within five business days of the Delivery Date. If after the Delivery Date, no Additional Preferred Shares are required to be delivered to the Purchasers, or if only a portion of the Escrow Shares is required to be delivered to the Purchasers, the Escrow Shares or remaining portion thereof, as the case may be, shall be returned to the respective Shareholders within five business days of the Delivery Date, at which point the escrow shall terminate. The parties agree to enter into a mutually satisfactory Escrow Agreement with a mutually satisfactory Escrow Agent and with terms and conditions customary for transactions of this type as soon as reasonably practicable after the Closing. The fees and other charges of the Escrow Agent shall be paid equally by the Purchasers, the Company and the Shareholders.

                                    ARTICLE 2
                        REPRESENTATIONS AND WARRANTIES OF
                          COMPANY AND THE SHAREHOLDERS

         Except as disclosed on the schedules (the "Disclosure Schedules") attached hereto, the Company and the Shareholders jointly and severally represent and warrant as of the date hereof and as of the Closing, to Purchasers as follows, provided, however, that each Shareholder other than Arturo (Jake) Sanchez, makes the representations and warranties below only to the best of such Shareholder's knowledge all except as otherwise noted herein:

         2.1 Organization and Existence. PTI is a corporation, duly organized, validly existing and in good standing under the laws of the state of Georgia. PTI has the requisite power and authority to own and operate its business as currently conducted (the "Business") and to carry on the Business as presently conducted. PTI is not qualified to do business as a foreign corporation in any jurisdiction and is not required to be so qualified under the applicable laws of any jurisdiction, other than the jurisdictions of Ohio, Louisiana and Washington, D.C. in which jurisdictions the Company is in the process of qualifying to do business.
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         2.2 Authorization of PTI and Shareholders. PTI and the Shareholders
have the requisite power and authority to enter into this Agreement and the Transaction Documents to perform their respective obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and each of the Transaction Documents by PTI, including, but not limited to the authorization, issuance, sale and delivery of the Preferred Shares, and the shares of Common Stock into which the Preferred Shares are convertible, have been duly authorized by all necessary corporate action on the part of PTI.

         2.3 Due Execution and Delivery; Binding Obligations. This Agreement has been, and (to the extent PTI or a Shareholder is a party thereto) each of the Transaction Documents will be, duly executed and delivered by PTI and the Shareholders. This Agreement constitutes, and each of the Transaction Documents will constitute, legal, valid and binding agreements of PTI and the Shareholders, as the case may be, enforceable against PTI and the Shareholders in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

         2.4 No Conflict or Violation. Neither the execution and delivery of this Agreement or (to the extent PTI or a Shareholder is a party thereto) the Transaction Documents by PTI or the Shareholders nor the consummation of the transactions contemplated hereby or thereby will result in (a) a material violation of, or a conflict with, the charter documents of PTI or any subscription, shareholders' or similar agreements or understandings to which PTI or a Shareholder is a party; (b) a material breach of, or a material default (or an event which, with notice or lapse of time or both would constitute a material default under, or result in the termination of, or accelerate the performance required by, or create a right of termination or acceleration under), any agreement or Permit (as defined in Section 2.25) to which PTI or a Shareholder is a party or by which PTI or a Shareholder or the Business is bound or affected; (c) the payment by, or the creation of any obligation (absolute or contingent) to pay on behalf of, PTI or a Shareholder of any severance, termination, "golden parachute," or other similar payment pursuant to any employment agreement or other contract; (d) a material violation by PTI or a Shareholder of any applicable law; (e) a material violation by PTI or a Shareholder of any order, judgment, writ, injunction, decree or award to which PTI or a Shareholder is a party or by which PTI or a Shareholder or the Business is bound or affected; or (f) an imposition of any material lien or encumbrance on any property or asset of PTI.

         2.5 Consents and Approvals. Except as set forth on Schedule 2.5 hereto, no consent, Permit, approval or authorization of, or declaration, filing, application, transfer or registration with, any governmental or regulatory authority, or any other person or entity is required to be made or obtained by PTI or a Shareholder by virtue of the execution, delivery or performance of this Agreement or any of the Transaction Documents to enable Purchasers to own the Preferred Stock and for Company to continue the lawful operation of the Business following the Closing Date (as defined in Section 5.2) as presently conducted or to avoid (a) the loss of any license or permit, (b) the violation or breach of any law or regulation, (c) the termination of or default under any agreement to which PTI is a party or by which any of its property or assets are bound or
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affected, or (d) the creation of any lien or encumbrance on any of the property or assets of PTI.

         2.6 Pending Litigation. Except as disclosed on Schedule 2.6 hereto, there is no pending or, to PTI's and the Shareholders' (including Arturo Jake Sanchez) knowledge, threatened action, claim, litigation or arbitration ("Action"), whether private or public, affecting PTI, a Shareholder or the Business which could affect the enforceability of this Agreement or which could materially and adversely affect any assets or properties of PTI, or the ability of PTI or a Shareholder to consummate the sale of the Preferred Shares, contemplated by, or perform their obligations under, this Agreement.

         2.7 Capitalization of PTI. The authorized capital stock of PTI consists of 100,000,000 shares of common stock, no par value (the "Common Stock") and, at the Closing Date, and upon consummation of the transactions contemplated hereby, will also include 10,000,000 shares of Convertible Preferred Stock, no par value. Prior to the Pre-Closing Stock Exchange, the issued and outstanding shares of capital stock of PTI consist solely of 20,081,100 shares of Common Stock. After the Pre-Closing Stock Exchange the issued and outstanding shares of capital stock of PTI consisted solely of 18,890,624 shares of Common Stock and 1,190,476 shares of Convertible Preferred Stock. After the Closing the issued and outstanding shares of capital stock will consist solely of 9,190,476 shares of Convertible Preferred Stock (which includes 3,238,095 shares of Convertible Preferred Stock that are part of the Escrow Shares), and 18,890,624 shares of Common Stock. Except as set forth on Schedule 2.7 hereto, and other than this Agreement and the Shareholders Agreement, there is not outstanding any subscription, option, warrant, call, right or other agreement or commitment obligating PTI or a Shareholder to issue, sell, deliver or transfer (including any right of conversion or exchange under any outstanding security or other instrument) any shares of Common Stock or any other shares of the capital stock of PTI. The Option Plans each authorized 2,500,000 shares of Common Stock (5,000,000 collectively) as available for stock option grants. Of the 5,000,000 stock options available for grant, 81,100 stock options have been granted and exercised, leaving 4,918,900 shares of Common Stock available for options previously granted and reserved for options to be granted in the future. As of the Closing Date, there are stock options outstanding under the Option Plans covering 3,217,000 shares of Common Stock. All of the outstanding shares of Common Stock are duly and validly authorized, issued and outstanding, fully paid and non-assessable. PTI does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, business, trust or other entity. Upon issuance of the Preferred Shares hereunder, the capitalization of the Company and the pro-forma effect of conversion of the Preferred Shares will be such that, upon conversion, the Purchasers will own 20% of the Common Stock outstanding on a Fully Diluted basis (or 25%, or 30%, if the Services Revenues specified in Section 1.3 for 1999 are not achieved). All outstanding securities of the Company have been issued, and the Preferred Shares and the Common Stock issuable upon conversion of the Preferred Shares will be issued, in compliance with all federal and state securities laws.

         2.8. Issuance of Stock. The Preferred Shares and the Common Stock issuable upon conversion of the Preferred Shares: (i) shall, upon issuance, be validly issued, fully paid and non-assessable; (ii) shall be transferred free and clear of all liens, claims, security interests,
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restrictions, prior assignments, charges or encumbrances of any kind, except the limitations and restrictions set forth in the Registration Rights Agreement and the Shareholders Agreement executed simultaneously herewith; and (iii) shall not be subject to any pre-emptive rights of any kind whatsoever.

         2.9 Financial Statements. PTI has furnished to Purchasers copies of PTI's (a) audited balance sheets at December 31, 1996, 1997 and 1998 and the related statements of income and cash flows for the periods then ended, and (b) an unaudited balance sheet (the "Balance Sheet") at April 30, 1999 (the "Balance Sheet Date") and the related statements of income and cash flows for the four-month period then ended (collectively, items in (a) and (b), the "Financial Statements"). The Financial Statements are complete and correct, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the respective periods, and fairly present in all material respects the financial condition of PTI at the respective dates thereof and the results of operations of PTI for the respective periods covered thereby. Without limiting the generality of the foregoing, the reserves reflected in the Balance Sheet are appropriate and adequate for all known or anticipated liabilities.

         2.10 Undisclosed Liabilities. Except as set forth on Schedule 2.10 hereto, PTI does not have any liabilities, guarantees, obligations or commitments (absolute, accrued, contingent or otherwise) related to the Business or its properties except for liabilities, obligations and commitments that are
(a) reflected on the Balance Sheet, (b) under and pursuant to any agreement (other than by breach thereof by PTI or a predecessor-in-interest), or (c) incurred after the Balance Sheet Date in the ordinary course of business consistent with prior practice.

         2.11 Absence of Certain Changes or Events. Except as set forth on
Schedule 2.11 hereto, since the Balance Sheet Date:

                  (a) The Business has been conducted only in the ordinary course of business;

                  (b) Other than annual increases in the ordinary course of business and consistent with past practice, none of which are material, PTI has not increased the wages, salary, bonus, employee benefits or other compensation payable or to become payable to any of its officers, directors, partners or employees or obligated itself to pay any bonus or other additional salary or compensation to any such person;

                  (c) PTI has not amended, rescinded or terminated any existing contract involving the payment or receipt of more than $5,000 in any 12-month period and no such contract has expired or terminated by its terms;

                  (d) PTI has not sold, transferred, disposed of, or agreed to sell, transfer or dispose of, any of its assets, properties, intellectual property or rights other than in the ordinary course of business;

                  (e) PTI has not issued or agreed to issue any subscription, option, warrant,
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                           call, right or other agreement or commitment
                           obligating it to deliver or transfer any Common Stock or other securities of PTI, other than the grant of options pursuant to the Stock Plan and other than pursuant to this Agreement and the Shareholders Agreement;

                  (f) PTI has not paid any dividend or made or effected any distribution of any kind;

                  (g) PTI has not engaged in any transaction with a Shareholder or any affiliate or relative of a Shareholder outside the ordinary course of Business;

                  (h) PTI has not created or incurred any material lien or encumbrance of any kind upon any of its properties;

                  (i) Except as agreed pursuant to this Agreement, PTI has not changed its outside accounting firm or its method of accounting or accounting practices or policies;

                  (j) PTI has not received, paid or accrued any amounts in connection with the sale or proposed sale of PTI or its assets;

                  (k) No material asset or property of PTI used in the Business has been destroyed, damaged or otherwise lost (whether or not covered by insurance), other than normal wear and tear;

                  (l) PTI has not entered into an agreement to acquire the stock or assets of any other entity; and

                  (m) There has been no material adverse change in the earnings, properties, condition, financial position or otherwise, or prospects of PTI (a "Material Adverse Change").

         2.12. Properties. Schedule 2.12 hereto sets forth a complete and correct list of all assets owned by PTI at the Balance Sheet Date which have been treated as capital assets. PTI does not own any real property. PTI has good, indefeasible and marketable title to, or a valid leasehold interest in, or a valid license to use, all of the personal and real property used in and material to the Business, in each case free and clear of all material liens or encumbrances. The assets set forth on Schedule 2.12 hereto constitute all of the material tangible personal property necessary for the conduct of the Business as now conducted. All personal property owned or leased by PTI (including, without limitation, all machinery, equipment, furniture, furnishings, vehicles, tools and other similar property) is in good order and operating condition, ordinary wear and tear excepted, and free from any material defects.

         2.13. Inventory. All of the Company's inventory is either reflected on the Balance Sheet or was acquired by PTI after the Balance Sheet Date. The Company's inventory consists only of
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items of a quality and quantity useable and saleable in the normal course of the
Business and meets all applicable governmental quality control standards. The value of all obsolete items has been written down to zero and the value of materials of below-standard quality included in the inventory has been written down to realizable market value or adequate reserves were provided therefor prior to the Balance Sheet Date and all such write downs and/or reserves are accurately reflected in the Financial Statements. The value at which such inventory is carried on the Financial Statements reflects the inventory valuation policy of PTI of stating inventory at the lower of cost or market on a first-in-first-out basis, all in accordance with generally accepted accounting principles consistently applied.

         2.14. Receivables. Attached hereto as Schedule 2.14 is true and complete accounts receivable aging (the "Receivables") for PTI at the Balance Sheet Date. All Receivables as of the date hereof and as of the Closing Date, other than as indicated in Schedule 2.14 are and will be (a) valid, bona fide claims against debtors for sales or other charges, (b) collectible in accordance with their terms, and (c) to the knowledge of PTI and the Shareholders including Arturo (Jake) Sanchez are not, and will not be, subject to valid defenses, set-offs or counterclaims. No additional loss reserves are required with respect to such Receivables other than the reserves which are currently provided for in the Financial Statements.

         2.15. Payables. All accounts payable of the Company are legal, valid and binding obligations of the Company, and were incurred in the ordinary course of business. Schedule 2.15 includes an accurate list of all accounts payable of the Company as of May 31, 1999 which are more than 60 days overdue and all arrangements or agreements regarding the payment of these accounts payable.

         2.16. Contracts. Schedule 2.16 hereto sets forth a complete list of all material agreements and contracts, whether written or oral, to which PTI is a party or by which it is bound, or by which any of the assets, properties or the Business is bound or subject. As used herein, the following agreements and contracts will be deemed to be material: (a) security agreements and other agreements relating to the borrowing of money by, or any extension or credit to, PTI; (b) agreements to make capital expenditures; (c) agreements to sell, lease or otherwise dispose of any assets or properties of PTI other than in the ordinary course of business; (d) agreements limiting the freedom of PTI to compete in any line of business or in any geographic area or with any person;
(e) sales agency or marketing agreements not terminable by either party on 30 days' notice or less; (f) all leases; (g) other agreements, contracts and commitments which are not terminable by either party on 60 days' notice or less or involve payments or receipts of more than $50,000 per annum; and (h) any transactions, agreement or other arrangements with affiliates. PTI has provided Purchasers with complete and accurate copies of all such material agreements or contracts. All of the agreements or contracts are valid and in full force and effect and PTI has duly performed all of its material obligations under each agreement or contract to the extent those obligations have accrued and no default, material violation or breach by PTI under any agreement or contract has occurred which affects the enforceability of such agreement or contract, any parties' rights thereunder, or which might give rise to any Damages.

         2.17. Major Customers. Schedule 2.17 hereto sets forth a correct and complete list of all customers accounting for at least 5% of PTI's net revenues during the 1998 calendar year and for the four months ended on the Balance Sheet Date (the "Major Customers"), indicating the sales to each Major Customer within such periods and the existing contracts, if any, with each Major Customer. There are no outstanding disputes with any Major Customer, and no Major Customer has indicated to PTI that it will not do business with PTI in the future. Other than pursuant to expiration of existing contracts pursuant to their terms, and except as indicated on Schedule 2.17, neither PTI nor the Shareholders has any reason to believe that any customer will refuse to do business with Purchasers or reduce its purchases from historical levels following the consummation of the transactions contemplated hereby. No customer of PTI is on probation, in bad standing or in jeopardy of being put on probation or losing its good standing with PTI.

         2.18. Suppliers. Schedule 2.18 hereto sets forth a complete and accurate list of (a) suppliers and vendors who account for at least 5% of the dollar value of all purchases by PTI during calendar year 1998 or during the four months ended on the Balance Sheet Date (the "Major Suppliers"), indicating the existing contracts, if any, with each such Major Supplier, and (b) the names of any sole-source suppliers of significant materials to PTI with respect to which practical alternative sources of supply are not available on comparable terms and conditions (the "Sole Source Suppliers"). There are no outstanding disputes with any Major Supplier or Sole Source Supplier, and no Major Supplier or Sole Source Supplier has indicated that it will not do business with PTI in the future. Neither PTI nor any of the Shareholders has any reason to believe that any supplier will refuse to do business with or reduce its sales to PTI upon consummation of the transactions contemplated hereby. No supplier or vendor of PTI is on probation, in bad standing or in jeopardy of being put on probation or losing its good standing with PTI or, to PTI's and the Shareholders' knowledge, any third party. Except as set forth on Schedule 2.17 hereto, all contracts with Major Suppliers or Sole Source Suppliers are terminable on 30 days' (or less) prior written notice.

         2.19. Intellectual Property. Schedule 2.19 hereto is a complete and correct list of all of the intellectual property used in the Business (the "Intellectual Property"). The Intellectual Property is owned by PTI free and clear of all encumbrances or PTI has a valid license to use the same, and (b) PTI has not received any notice or claim disputing PTI's right to own or use any Intellectual Property. The Intellectual Property constitutes all of the proprietary rights necessary and sufficient for the lawful and efficient operation of the Business as presently conducted. To the Company's and the Shareholders' (including Arturo (Jake) Sanchez) knowledge, PTI is not infringing upon or otherwise acting adversely to any intellectual property owned by any other person. PTI is not in default and, to PTI's and the Shareholders' (including Arturo (Jake) Sanchez) knowledge, no third party is in default, under any license, sublicense or agreement by which PTI holds or has given to others the right to use any Intellectual Property.

         2.20. Books and Records. PTI has made and kept all its books and records which, in reasonable detail, accurately and fairly reflect the activities and transactions of PTI, including, without limitation, the existence of any and all material liabilities, whether actual or contingent. PTI has delivered to Purchasers true and complete copies of PTI's charter documents, corporate minutes and stock ledger, as currently in effect.

         2.21. Employees. Schedule 2.21 hereto sets forth a complete and accurate list of all the names and current annual rates of salary (as of June 10, 1999) of all present employees of PTI indicating each employee's current employment status (e.g., full time, part-time, medical leave of absence, military leave of absence, etc.). Schedule 2.21 hereto also sets forth a list of all existing employment and consulting contracts or severance arrangements which constitute contractual obligations of PTI with respect to employees of PTI. There are no collective bargaining agreements with any union or other bargaining group for any employees of PTI. No key employee has left the Business since the Balance Sheet Date and no current key employee has indicated any present or future intention to terminate his or her employment with PTI. PTI is in compliance with all provisions of law pertaining to the employment and terminating of employees, including, without limitation, all laws relating to labor relations, equal employment practices, fair employment practices, entitlements, prohibited discrimination, terms and conditions of employment, wages and hours, independent contractor classification, and withholding requirements such that any non-compliance would not have a material adverse effect on the Business.

         2.22. Employee Benefits. Schedule 2.22 hereto sets forth a complete and accurate list of all employee benefit plans, including all bonus, incentive compensation, deferred compensation, profit sharing, stock option, stock bonus, stock purchase, savings, severance, salary continuation, consulting, retirement (including health and life insurance benefits provided after retirement) or pension plans or arrangements with or for the benefit of any employee of or consultant to PTI. PTI has furnished or made available to Purchasers a true and complete copy of each employee benefit plan. Each employee benefit plan complies with the provisions of and has been administered in compliance with the provisions of ERISA and all other applicable laws such that any non-compliance would not have a material adverse effect on the Business. Without limiting the generality of the foregoing, no "prohibited transaction" (as such term is defined in Section 4975 of the Code, or in Part 4 of Subtitle B of Title I of ERISA) has occurred with respect to any employee benefit plan that could result in the imposition of taxes or penalties, and PTI has not failed to make any contribution to, or to make any payment under, any employee benefit plan that it was required to make pursuant to the terms of such employee benefit plan or pursuant to applicable law. There is no pending or, to PTI's and the Shareholders' knowledge, threatened legal action, proceeding or investigation against or involving any employee benefit plan.

         2.23. Taxes. All federal, state and other tax returns of PTI required by law to be filed have been duly filed on a timely basis and all amounts set forth thereon have been paid in full. All tax returns filed by PTI were true, correct and complete in all material respects and no taxes (other than those already paid or reserved for with respect to such tax returns) are past due. True and correct copies of all tax returns for the past five years have been provided to Purchasers. All taxes which are due and payable by PTI have been paid in full and all deposits required by law to be made by PTI with respect to any such taxes have been duly made.

         2.24. Compliance with Law. PTI is in compliance with all laws applicable to it, the violation of which could reasonably be expected to give rise to a Material Adverse Change. PTI has not received any notice from, or otherwise been advised that, any governmental authority or other person is claiming any violation or potential violation of any law by PTI. Neither PTI nor any Shareholder has received any communication from any governmental authority or agency (federal, state or local) or any private entity or individual (including, but not limited to, any prior owners of any facility used by PTI) relating in any way to (a) the presence, release, threat of release, placement of any hazardous material on, under or about any facility used by PTI, (b) the use, manufacture, handling, generation, storage, treatment, discharge, burial or disposal of any hazardous material on, under or about any such facility, or (c) the transportation to or from any such facility of any hazardous material. To PTI's and the Shareholders' (including Arturo (Jake) Sanchez) knowledge, (i) no facility currently used by PTI contains, or did contain at any time, any underground or other storage tanks containing hazardous materials, and (ii) there are no facts or circumstances which could form the basis for the assertion of any claim against PTI or a Shareholder relating to environmental matters including, but not limited to, any claim arising from past or present environmental practices asserted under any environmental law. PTI has delivered to Purchasers copies of all environmental audits or other studies or reports prepared by third parties to assess hazardous material risks at any facility currently used by PTI.

         2.25. Permits. Schedule 2.25 hereto sets forth a list of all franchises, permits, licenses, qualifications, municipal and other approvals, authorizations, orders, consents and other rights from, and filings with, any governmental authority of any jurisdiction worldwide required to conduct the Business (the "Permits"). True and complete copies of the Permits have been furnished to Purchasers. PTI holds all Permits needed to lawfully conduct the Business as presently conducted, and all such Permits are in full force and effect.

         2.26. Insurance. Schedule 2.26 hereto contains an accurate list of all insurance policies maintained by PTI. PTI has provided Purchasers with true and correct copies of all such insurance policies. PTI has not agreed to modify or cancel any of such insurance, nor has PTI received notice of any actual or threatened modification or cancellation of such insurance. No person has filed or brought a claim against PTI within the past three years which was or is covered by any such insurance policies, in excess of $5,000.

         2.27. Certain Payments. Neither PTI nor to PTI's and the Shareholders' knowledge, any other person or entity has, directly or indirectly, on behalf of or with respect to PTI or the Business: (a) made or received any payment which was not legal to make or receive, including without limitation, payments prohibited under applicable federal and state "fraud and abuse" or anti-kickback statutes; (b) made an illegal political contribution; (c) engaged in any transaction or made or received any payment which was not properly recorded in PTI's books and records; (d) created or used any "off-book" bank account, "slush fund" or cash account; or (e) engaged in any conduct constituting a violation of the Foreign Corrupt Practices Act of 1977.

         2.28. Brokers and Finders. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the intervention of any person acting on behalf of PTI or the Shareholders in such manner as to give rise to any claim against Purchasers, PTI or a Shareholder for any brokerage or finders' commission, fee or similar compensation.

         2.29. Full Disclosure. No representation, warranty or other statement of PTI or a Shareholder contained in this Agreement or any other document, certificate or written statement furnished to Purchasers in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact known to PTI or a Shareholder which could materially and adversely affect the earnings, properties, condition (financial or otherwise) or prospects of the Business that has not been disclosed herein or in such other documents, certificates and statements furnished to Purchaser for use in connection with the transactions contemplated hereby.

                                    ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF PURCHASERS

         Each Purchaser represents and warrants to the Company and the Shareholders as follows:

         3.1 Corporate Organization. Such Purchaser (if not a natural person) is existing and in good standing under the laws of its state of formation, with all requisite power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted.

         3.2 Authority Relative to Agreement. Such Purchaser has the requisite power and authority to enter into this Agreement and each of the Transaction Documents, to perform its respective obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Transaction Documents by such Purchaser have been duly authorized by all necessary action on the part of such Purchaser.

         3.3 Due Execution and Delivery; Binding Obligations. This Agreement has been, and (to the extent such Purchaser is a party thereto) each of the Transaction Documents will be, duly executed and delivered by such Purchaser. This Agreement constitutes, and each of the Transaction Documents will constitute, legal, valid and binding agreements of such Purchaser, enforceable against such Purchaser in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

         3.4 Securities Act Representation. Such Purchaser hereby represents, acknowledges, covenants and agrees as follows: (a) the shares acquired hereunder are being acquired for such Purchaser's own account for investment purposes only and not with a view to any resale in violation of the Securities Act of 1933, as amended (the "Securities Act") or any state securities or "blue sky" law; (b) such shares have not been registered under the Securities Act or any state securities or "blue sky" law and (c) such Purchaser has been afforded an opportunity to examine all documents and to ask questions of, and to receive answers from, the Company and its representatives concerning the terms of this Agreement, and the transactions contemplated hereby and thereby and Purchaser's purchase of the Preferred Shares. The foregoing representations do not limit or otherwise modify the representations and warranties of the Company in Article 2 of this Agreement, or the right of Purchasers to rely thereon or to seek indemnification for any breach thereof.

         3.5. No Conflict or Violation. Neither the execution and delivery of this Agreement or (to the extent either Purchaser is a party thereto) the Transaction Documents by such Purchaser nor the consummation of the transactions contemplated hereby or thereby will result in (a) a material violation of, or a conflict with, the charter documents of such Purchaser or any subscription, shareholders' or similar agreements or understandings to which such Purchaser is a party; (b) a material breach of, or a material default (or an event which, with notice or lapse of time or both would constitute a default under, or result in the termination of, or accelerate the performance required by, or create a right of termination or acceleration under), any material agreement to which such Purchaser is a party or by which such Purchaser is bound or affected; (c) a material violation by such Purchaser of any applicable law; (d) a material violation by such Purchaser of any order, judgment, writ, injunction, decree or award to which such Purchaser is a party or by which such Purchaser is bound or affected; or (e) an imposition of any material lien or encumbrance on any property or asset of such Purchaser.

         3.6 Consents and Approvals. Except as set forth on Schedule 3.6 hereto, no consent permit, approval or authorization of, or declaration, filing, application, transfer or registration with, any governmental or regulatory authority, or any other person or entity is required to be made or obtained by such Purchaser by virtue of the execution, delivery or performance of this Agreement or any of the Transaction Documents to enable such Purchaser to pay the consideration for and own the Preferred Stock, or to avoid: (a) the violation or breach of any law or regulation, (b) the termination of or default under any agreement to which such Purchaser is a party or by which any of its property or assets are bound or affected, or (c) the creation of any lien or encumbrance on any of the property or assets of such Purchaser.

         3.7. Brokers and Finders. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the intervention of any person acting on behalf of such Purchaser in such manner as to give rise to any claim against Purchasers, PTI or a Shareholder for any brokerage or finders' commission fee or similar compensation.

                                    ARTICLE 4
                                    INDEMNITY

4.1      Indemnification by the Company and the Shareholders.

                  4.1.1. The Company agrees to jointly and severally and the Shareholders agree to severally indemnify each Purchaser against and hold each Purchaser harmless from any and all Damages (as defined below) of such Purchaser arising out of (i) the Pre-Closing Stock Exchange and (ii) the breach of any representation, warranty, covenant or agreement of the Shareholders or the

Company herein which the Purchasers assert within two years from the Closing Date. Notwithstanding the foregoing, (i) the Shareholders shall not be liable to Purchasers under this Section 4.1.1 for any Damages arising out of the breach of any representation, warranty, covenant or agreement of the Shareholders or the Company ("Warranty Claims") until the aggregate amount of all such Damages of Purchasers exceeds $50,000 (the "Shareholder's Threshold Amount"), in which case the Shareholders shall be required to indemnify Purchasers for the full amount of such Damages, (ii) the aggregate liability of any Shareholder under this
Section 4.1.1 shall not exceed 100% of the total amount of the Purchase Price received by such Shareholder pursuant to this Agreement and (iii) a Shareholder's contribution to any indemnification payment shall be pro rata based on his respective ownership interest in the Company.

                  4.1.2 "Damages" shall mean any loss, liability, damage or expense, including without limitation interest, penalties and reasonable attorneys', accountants' and experts' fees and costs of investigation incurred as a result thereof. The term "Damages" shall not be limited to matters asserted by third parties against the indemnified party, but shall also include Damages sustained or incurred by the indemnified party in the absence of third party claims. The term Damages shall mean, as it relates to the breach of any representation, warranty, covenant or agreement or the existence or occurrence of a fact or event which is not disclosed on the Disclosure Schedules, the product of: (a) the Detriment (as defined below) to the Company with respect to such breach, and (b) such Purchaser's Ownership Percentage (as defined below). "Detriment" shall mean the dollar value of the loss, the loss of value, liability, damage or expense caused by the breach, non-disclosure or claim of third parties on the existence or occurrence of the fact or event constituting the breach, (e.g., in the event an undisclosed obligation for $100,000 exists that the Company must pay, the Detriment is $100,000); provided, however, that the Detriment relating to a contingent or contested liability (such as a lawsuit by a third party) will not be determined until the amount of such liability is reasonably determined (e.g., in the case of a lawsuit, a settlement is reached or a final judgment is made) and will then be equal to the amount of such actual liability plus the costs of effectuating the determination. "Ownership Percentage" shall mean the percentage of the outstanding shares of the Company's Convertible Preferred Stock purchased hereunder by such Purchaser.

         4.1.3. Purchasers agree to give the Shareholders and the Company, as applicable, prompt written notice of any action by or in respect of a third party of which it has knowledge concerning any Damages as to which it may request indemnification hereunder. The Shareholders and the Company shall have the right to direct, through counsel of their own choosing, the defense or settlement of any such Action (provided that the Shareholders shall have first acknowledged their indemnification obligations hereunder specifically in respect of such Action) at their own expense, which counsel shall be reasonably satisfactory to Purchasers. If the Shareholders and the Company elect to assume the defense of any such Action, Purchasers may participate in such defense, but in such case the expenses of Purchasers incurred in connection with such participation shall be paid by the Purchasers. Purchasers shall cooperate with the Shareholders and the Company in the defense or settlement of any such Action. If the Shareholders elect to direct the defense of any such Action, Purchasers shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted Damages, unless the Shareholders consent in writing to such payment or unless the Shareholders withdraw from the defense of such asserted Damages, or unless a final judgment from which no appeal may be taken by or on behalf of the Shareholders is entered against Purchasers for such Damages. If the Shareholders shall fail to defend, or if, after commencing or undertaking any such defense, the Shareholders fail to prosecute or withdraw from such defense, Purchasers shall have the right to undertake the defense or settlement thereof at the Shareholders' expense.

         4.2 Indemnification by Purchasers.

                  4.2.1 Purchasers agree to severally indemnify the Shareholders against, and hold each Shareholder harmless from, any and all Damages (as defined above) arising out of the breach of any representation, warranty, covenant or agreement of Purchasers herein which the Company or a Shareholder asserts within two years from the Closing Date. Notwithstanding the foregoing,
(i) Purchasers shall not be liable to the Shareholders under this Section 4.2.1 for any Damages arising out of the breach of any representation, warranty, covenant or agreement of Purchasers herein until the aggregate amount of all such Damages exceeds $50,000 ("Purchaser's Threshold Amount") in which case Purchasers shall be required to indemnify the Shareholders for the full amount of such Damages, and (ii) the aggregate liability of each Purchaser under this
Section 4.2.1 shall not exceed the amount of the Purchase Price to be paid by such Purchaser pursuant to this Agreement.

                  4.2.2 The Shareholders agree to give Purchasers prompt written notice of any Action by or in respect of a third party of which they have knowledge concerning any Damages as to which they may request indemnification hereunder. Purchasers shall have the right to direct, through counsel of their choosing, the defense or settlement of any such Action (provided that Purchasers shall have first acknowledged their indemnification obligations hereunder specifically in respect of such Action) at their own expense, which counsel shall be reasonably satisfactory to the indemnified party or parties. If Purchasers elect to assume the defense of any such Action, the indemnified party or parties may participate in such defense, but in such case the expenses of the indemnified party or parties incurred in connection with such participation shall be paid by the indemnified party or parties. The indemnified party or parties shall cooperate with Purchasers in the defense or settlement of any such Action. If Purchasers elect to direct the defense of any such Action the indemnified party or parties shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability, unless Purchasers consent in writing to such payment or unless Purchasers withdraw from the defense of such asserted liability, or unless a final judgment from which no appeal may be taken by or on behalf of Purchasers is entered against such indemnified party for such liability. If Purchasers shall fail to defend, or if, after commencing or undertaking any such defense, Purchasers fails to prosecute or withdraws from such defense, the indemnified party or parties shall have the right to undertake the defense or settlement thereof at Purchaser's expense.

         4.3 General Indemnification Provisions. If the indemnifying party is controlling the defense of an Action, the indemnifying party will not, without the prior written consent of the indemnified party or parties, enter into any settlement of such Action which could reasonably be expected to lead to liability or create any financial or other obligation on the part of the indemnified party or parties. If the indemnified party or parties are controlling the defense of an Action, the indemnified party or parties will not enter into any settlement of such Action without the consent of the indemnifying party, which consent shall not be unreasonably withheld. The controlling party shall deliver, or cause to be delivered, to the other party or parties copies of all correspondence, pleadings, motions, briefs, appeals or other written statements relating to or submitted in connection with the defense of any such Action and timely notices of, and the right to participate in (as observer), any hearing or other court proceeding relating to such Action.

         4.4. Exclusive Remedy. In the event the transactions contemplated by this Agreement are consummated, the provisions of this Article 4 shall be the sole remedy for any party hereto with respect to any claims (other than those involving fraud) related to a breach of any representation, warranty, covenant or agreement of any party hereto. In the event the transactions contemplated by this Agreement are not consummated or in the event of fraud, the parties hereto shall be able to seek any remedy available at law or in equity.

                                    ARTICLE 5
                                   THE CLOSING

         5.1 Pre-Closing.

                  5.1.1 Conduct Prior to the Closing. From and after the date of this Agreement until the Closing, except as expressly contemplated by this Agreement or as consented to by the Purchasers:

                           (a) neither the Company nor any Shareholder shall take any action inconsistent with the terms of this Agreement or which would cause any representation or warranty hereunder not to be true as of the Closing, including, without limitation, Section 2.11; and

                           (b) the Company, its officers, directors and employees, and the Shareholders shall use their reasonable best efforts to preserve intact PTI's business relationships, keep available the service of its employees and to maintain satisfactory business relationships with its suppliers and customers.

                  5.1.2 Access to Information and Documents; Confidentiality. From and after the date of this Agreement, the Company shall give each Purchaser and such Purchaser's attorneys, accountants and other representatives full reasonable access to its properties, documents, books and records and shall furnish each Purchaser with such information concerning the Company as such Purchaser may reasonably request. Each Purchaser acknowledges and agrees that
(a) the information it has obtained and will obtain concerning the Company's business is confidential and belongs to the Company, and (b) such Purchaser will hold all such confidential information in confidence and will use such information solely in connection with such Purchaser's investment in the Company.

                  5.1.3 Best Efforts to Satisfy Closing Conditions. The Company, the Shareholders and each Purchaser shall use their respective best reasonable efforts to cause the closing conditions set forth below to be satisfied as soon as practicable following the execution hereof but in no event later than June 30, 1999 (which date may be extended by up to 15 days upon the written request of any party hereto).

                  5.1.4 Third-Party Consents. PTI and the Shareholders shall take, as promptly as practicable, all action to obtain any consents, approvals or authorizations of third parties to the consummation of the transactions contemplated hereby, which they or the Purchasers reasonably deem necessary or advisable.

                  5.1.5 Exclusivity. Until after the Closing, the Shareholders and PTI shall not, directly or indirectly, and shall not permit any officer, director, employee, shareholder, advisor, agent or other representative to, (a) except in the ordinary course of PTI's business, offer for sale, or enter into any agreement of any kind (whether or not intended to be binding) concerning the sale of, any interest in, or any material assets of, PTI, whether by means of a stock sale, merger, consolidation, asset sale or other transaction (collectively, a "Sale Transaction"), (b) initiate or participate in any discussions or negotiations, or furnish any information to any other person or entity in connection with, any proposed Sale Transaction, or (c) solicit, initiate or encourage the submission of inquiries, proposals or offers from any potential third party concerning any proposed Sale Transaction. In the event either the Shareholders or PTI receives any unsolicited proposal for any Sale Transaction prior to and including the Closing, the Shareholders or PTI, as the case may be, shall promptly inform the Purchasers of such proposal and the terms thereof and shall provide the Purchasers with a copy of any such proposal received in writing.

                  5.1.6. Preferred Stock. The Company and the Shareholders shall take all necessary action for the creation, authorization and issuance of the Convertible Preferred Stock, including, but not limited to the filing of the Articles of Amendment as set forth in Exhibit A to the Shareholders Agreement.

                  5.1.7. Shareholders Agreement. Except for the persons listed on Schedule 5.1.7, the Company shall obtain signatures of each holder of any outstanding securities of the Company (including, without limitation, option holders) to the Shareholders Agreement.

                  5.1.8. Bylaws. The Company and the Shareholders shall take all necessary action to amend the bylaws of the Company to comply with Article 3 and
Article 4 of the Shareholders Agreement.

         5.2 Closing. The Closing (the "Closing") shall be held on Friday, June 18, 1999 (the "Closing Date") at the offices of Planning Technologies, Inc. or at such other time and place mutually agreeable to the parties hereto.

         5.3 Conditions of the Obligations of the Purchasers. The obligation of each Purchaser to purchase Preferred Shares is subject to the fulfillment or waiver of each of the following conditions on or before the Closing Date:

                  (a) Representations and Warranties. The representations and warranties of the Company and the Shareholders herein shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing

Date.

                  (b) Performance. The Company and the Shareholders shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before the Closing Date.

                  (c) Proceedings and Documents. The Pre-Closing Stock Exchange shall have taken place. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchasers, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

                  (d) No Material Adverse Change. There shall have been no Material Adverse Change between the Effective Date and the Closing Date.

                  (e) Officer's and Shareholders' Certificate. Purchaser shall have received a certificate, dated the Closing Date, signed by an authorized executive officer of PTI and by the Shareholders, certifying that the conditions specified in this Section 5.3, have been fulfilled.

                  (f) Consents and Regulatory Approvals. All licenses, permits, authorizations, consents and approvals of and filings with any governmental or regulatory agency or any other third party required to be obtained or made in connection with the consummation of the transactions contemplated by this Agreement shall have been duly obtained or made by or on behalf of PTI.

                  (g) Opinion of Counsel. Purchasers shall have received from Kilpatrick Stockton LLP, counsel for PTI, an opinion, dated the Closing Date, as to such matters as Purchasers may reasonably request.

                  (h) Approval of Documents. The form and substance of all certificates, instruments, opinions and other documents delivered to Purchasers under this Agreement shall be reasonably satisfactory in all material respects to Purchasers and its counsel.

                  (i) Insurance. The Company shall obtain and pay for key-person life insurance on Arturo (Jake) Sanchez in the amount of $5,000,000 listing the Purchasers as the beneficiaries and providing for notice to the Purchasers 30 days prior to any cancellation or material change in coverage. The Company shall continue to provide such insurance listing the Purchasers as the beneficiaries until December 31, 2000.

         5.4 Conditions of Obligations of the Company and Shareholders. The obligation of the Company and the Shareholders to sell the Preferred Shares to each Purchaser is subject to the fulfillment or waiver of each of the following conditions on or before the Closing Date:

         (a) Representations and Warranties. The representations and warranties of such Purchaser hereunder shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

         (b) Performance. Such Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with on or before the Closing Date.

         (c) Purchaser's Certificate. The Company and the Shareholders shall have received from each Purchaser a certificate, dated the Closing Date, signed by an authorized executive officer of each Purchaser, as applicable, certifying that the conditions specified in this Section 5.4 have been fulfilled as to such Purchaser.

         (d) Opinion of Legal Counsel. The Company and the Shareholders shall have received from Riordan & McKinzie, counsel for GHI and from Dewey Ballantine LLP, counsel for ATC separate opinions dated the Closing Date, as to such matters as the Company and the Shareholders may reasonably request.

         (e) Approval of Documents. The form and substance of all certificates, instruments, opinions and other documents delivered to the Company and the Shareholders under this Agreement shall be satisfactory in all material respects to the Company and its Shareholders and its counsel.

         5.5 Deliveries by the Company and the Shareholders. At the Closing, the Company and the Shareholders shall deliver the following:

(a) certificates representing all of the Preferred Shares either registered in the name of the Purchasers, or registered in the name of the Shareholders, duly endorsed by the Shareholders for transfer to Purchasers or accompanied by an assignment duly executed by the Shareholders, and any other documents that are necessary to transfer to Purchasers good and marketable title to all of the Preferred Shares all in the names and amounts set forth in Exhibit A hereto;

         (b) evidence of the Company and the Shareholders having obtained all of the licenses, permits, authorizations, consents and approvals set forth on
Schedule 2.5 hereto other than any consents required from the Small Business Administration;

         (c) the Transaction Documents, duly executed by the Company and, where indicated by the Shareholders;

         (d) a legal opinion from legal counsel for the Company and the Shareholders, dated the Closing Date in a form reasonably satisfactory to the Purchasers;

         (e) an Officer's Certificate of the Company certifying that the following items which shall be attached are true and correct copies of the
Company's: (a) certified Articles of Incorporation, (b) by-laws and (c) certificate of good standing from the Secretary of State in the Company's State of incorporation dated within seven business days of the Closing Date; and

         (f) evidence of the key-person life insurance described in Section 5.3
(j).

         5.6 Deliveries by Purchasers. At the Closing, Purchasers shall deliver the following:

         (a) cash by wire transfer to each of the persons' accounts set forth on Exhibit A hereto, in the amount set forth opposite each of such persons' names; and

         (b) the Transaction Documents, duly executed by Purchasers.


                                    ARTICLE 6
                          TERMINATION PRIOR TO CLOSING

         6.1 Termination. This Agreement and the transactions contemplated herein may be terminated at any time prior to Closing:

         (a) By the mutual written consent of Purchasers, PTI and Shareholders;
or

         (b) By either Purchasers, PTI or the Shareholders, by written notice to the other party if the other party shall (1) fail to perform in any material respect its agreements contained herein required to be performed prior to the Closing Date and such failure cannot reasonably be anticipated to be cured prior to Closing, or (2) materially breach any of its representations or warranties contained herein and such breach cannot reasonably be anticipated to be cured prior to Closing.

         6.2 Effect of Obligations. Termination of this Agreement pursuant to
Section 6.1, above, shall terminate all obligations of the parties hereunder and this Agreement shall become void and have no effect without any liability of any kind on the part of any party; provided, however, that termination pursuant to
Section 6.1, above, by the nondefaulting or nonbreaching party shall not relieve the defaulting or breaching party from any liability to the nondefaulting or nonbreaching party which accrued prior to such termination.

                                    ARTICLE 7
                                  MISCELLANEOUS


         7.1. Expenses. Whether or not the Closing occurs, each of the parties hereto shall bear his or her own expenses relating hereto, including, without limitation, all out-of-pocket expenses, incident to the negotiation and execution of this Agreement and the Transaction Documents, the preparation for carrying it into effect and the consummation of the transactions contemplated hereby, all legal fees, expenses incurred in the process of due diligence, and investment banking fees; provided; however, that upon the furnishing of appropriate invoices to the Company: (a) GHI shall be reimbursed by the Company for legal fees and expenses in the amount of $25,000 if the Closing occurs, (b) ATC shall be reimbursed for legal fees and expenses of up to $10,000 if the Closing occurs, and (c) the Shareholders selling stock under the Stock Purchase Agreement shall be reimbursed by the Company for legal fees and expenses up to $7,500 in the aggregate.


         7.2.     Confidential Information.

                  7.2.1. "Confidential Information" shall mean (a) the terms of this Agreement, (b) all business and technical information relating to the Company's business that is proprietary to the Company or otherwise not available to the general public, and (c) all trade secrets, technologies and know-how of the company in the areas of its expertise or business; provided, however, that such Confidential Information shall not include, with respect to any party hereto desiring to disclose or utilize any information, any information that (x) is or has become generally available to the public other than as a result of a disclosure by such party, its affiliates or Agents, (y) has been independently developed by such party or an affiliate of such party without violating any obligations owed to any other party hereto, or (z) is, or becomes available to such party or an affiliate of such party on a nonconfidential basis from a third party having no obligation of confidentiality to a party hereto or the Company and which has not itself received such information directly or indirectly in breach of any such obligation of confidentiality.

                  7.2.2. Except as provided below, each party hereto and its or his affiliates shall, and shall use its or his reasonable best efforts to cause its respective officers, directors, employees, attorneys, accountants and agents (collectively, "Agents") to keep secret and retain in strictest confidence any and all Confidential Information, and shall not disclose such Confidential Information, and shall use its or his reasonable best efforts to cause its or his Agents not to disclose such Confidential Information, to any person other than such party, its or his affiliates, the Company or their respective Agents. Confidential Information may be disclosed (i) as required by law or legal process, (ii) to such counsel or (iii) pursuant to any listing agreement with, or the rules or regulations of, any securities exchange on which securities of such party or any such affiliate are listed or traded (in which event the party making such disclosure or whose affiliates or Agents are making such disclosure shall so notify the other party as promptly as practicable (and , if possible, prior to making such disclosure) and shall seek confidential treatment of such Confidential Information). This Section 7.2 shall survive the termination of this Agreement, any party's withdrawal therefrom and any person ceasing to be an affiliate of a party hereto.

         7.3. Survival. All of the representations and warranties set forth in this Agreement shall terminate and be extinguished on the second anniversary of the Closing after which period no action for breach of such representations and warranties may be brought by any party hereto; provided, however, that the representations and warranties of the Company and the Shareholders relating to taxes shall survive until the expiration of any applicable statutes of limitation.

         7.4. Notices. All notices, requests, demands and other communications made under this Agreement shall be in writing, correctly addressed to the recipient at the addresses set forth under such recipient's signature on the signature page hereto and shall be deemed to have been duly given; (a) upon delivery, if served personally on the party to whom notice is to be given; (b) on the date of receipt, refusal or non-delivery indicated on the receipt if mailed to the party to whom notice is to be given by first class mail, registered or certified, postage prepaid, or by air courier; or (c) on confirmation of receipt if delivered by facsimile transmission, provided the original thereof is sent by mail, in the manner set forth above, within the next business day after the facsimile transmission is sent. Any party may give written notice of a change of address in accordance with the provisions of this section and after such notice of change has been received, any subsequent notice shall be given to such party in the manner described at such new address.

         7.5. Headings; Agreement. The headings contained in this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The term "Agreement" for purposes of representations and warranties hereunder shall be deemed to include the Schedules and Exhibits hereto to be executed and delivered by a party.

         7.6. Publicity. So long as this Agreement is in effect, unless otherwise required by applicable law, the parties hereto shall not, and shall cause their affiliates not to, issue or cause the publication of any press release or other announcement with respect to the transactions contemplated by this Agreement or this Agreement without the consent of the other parties, which consent shall not be unreasonably withheld or delayed.

         7.7. Entire Agreement. This Agreement (including all the Disclosure Schedules and Exhibits hereto) constitutes the entire agreement among the parties and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

         7.8. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefits of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties hereto without the prior written consent of the other parties, provided that Purchasers shall be permitted to assign this Agreement to any affiliate thereof without the consent of the Company or the Shareholders.

         7.9. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

         7.10. Governing Law. The validity, construction and performance of this Agreement, and any Action arising out of or relating to this Agreement or any of the Transaction Documents, shall be governed by the laws, without regard to the laws as to choice or conflict of laws, of the State of Georgia.

         7.11. Cumulative Remedies. No remedy made available hereunder by any of the provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. Notwithstanding the foregoing, the parties have agreed that the indemnification provisions contained in Article 4 above, shall be the sole and exclusive remedies of the parties with respect to the breach by the other parties of any representation and warranty.

         7.12. Third-Party Beneficiaries. This Agreement is not intended to confer upon any other person any rights or remedies hereunder.

         7.13 Further Assurances. The Shareholders and the Company, at any time on or after the Closing, will execute, acknowledge and deliver any further assignments and other assurances, documents and instruments of transfer, that may be reasonably requested by Purchasers, and will take any other action that may be requested by Purchasers, for the purpose of assigning, transferring and confirming to Purchasers, or reducing to possession, any or all of the Preferred Shares purchased hereunder.

         7.14 Company and the Shareholders' Representations. Neither Purchasers' review of the books and records of the Company nor any other due diligence by Purchasers shall be deemed to constitute actual knowledge so as to reduce each Purchaser's right to rely on the Company's and the Shareholders' representations and warranties contained herein.

         7.15 Schedules. Any information provided by any party on any schedule attached hereto shall also be deemed to be disclosed by such party with respect to any and all other applicable schedules attached hereto.

                Remainder of this page intentionally left blank.

                             Signature pages follow.

         IN WITNESS WHEREOF, the undersigned individuals and the respective duly authorized officer or partner, as the case may be, of each of the parties hereto have executed this Stock Purchase Agreement as of the Effective Date.

PLANNING TECHNOLOGIES, INC.


By:      /s/ Arturo Sanchez
         Arturo (Jake) Sanchez,
         President and Chief Executive Officer

Address:
         2872 Woodcock Blvd., Suite 150
         Atlanta, Georgia  30341

With a copy to:

Kilpatrick Stockton LLP
Reinaldo Pascual, Esq.
1100 Peachtree Street, Suite 2800
Atlanta, Georgia  30309-4530

SHAREHOLDERS


         /s/ Arturo Sanchez
Arturo (Jake) Sanchez

Address:



With a copy to:

/s/ Ronald G. Spencer
Ronald G. Spencer

Address:



With a copy to:




/s/ Peter Korman
Peter Korman

Address:





With a copy to:

GRUMMAN HILL INVESTMENTS III, L.P.


By:      Grumman Hill Group, LLC
Its:     General Partner

         /s/ James T. Kelsey
James T. Kelsey
Manager

Address:



With a copy to:

Riordan & McKinzie
Michael P. Whalen, Esq.
695 Town Center Drive, Suite 1500
Costa Mesa, California 92626


APPLIEDTHEORY CORPORATION


By:      /s/ Lawrence B. Helft
Name:    Lawrence B. Helft
Title:   President & Chief Operating Officer


Address:
40 Cutter Mill Road, Suite 405
Great Neck, New York  11021


With a copy to:

Dewey Ballantine LLP
Frank E. Morgan, II, Esq.
1301 Avenue of the Americas
New York, New York  10019